UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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 THE NATIONAL SECURITY GROUP, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE NATIONAL SECURITY GROUP, INC.

661 EAST DAVIS STREET

ELBA, ALABAMA 36323

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2006

To the Stockholders of The National Security Group, Inc.:

Notice is hereby given of the Annual Meeting of Stockholders of The National Security Group, Inc., a Delaware corporation (the “Company”), to be held at the principal executive offices of the Company, 661 East Davis Street, Elba, Alabama, on Thursday, May 4, 2006 at 10:00 a.m. for the purpose of considering and acting upon the following:

1.	To elect three (3) members to the Board of Directors to serve three-year terms and until their successors are duly elected and qualified;

2.	To ratify selection of independent auditors;

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on March 30, 2006, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Stockholders are cordially invited to attend the Annual Meeting in person.

The Company’s Proxy Statement is submitted herewith, together with the Annual Report for the Year ended December, 31, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bette Ham
Bette Ham
Secretary

Elba, Alabama

April 4, 2006

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED IF YOU WISH TO VOTE BY MAIL. EARLY SUBMITTAL OF YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DESIRE TO ATTEND, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

THE NATIONAL SECURITY GROUP, INC.

661 EAST DAVIS STREET

ELBA, ALABAMA 36323

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The National Security Group, Inc. (the “Company”), to be voted at the Annual Meeting of the stockholders of the Company to be held at 10:00 a.m. (Central Time) on May 4, 2006 at the Conference Center located adjacent to the principal executive offices of the Company, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (“Annual Meeting”). This Proxy Statement, dated April 4, 2006, is being mailed to holders of the Company Common Stock on or about March 30, 2006.

At the Annual Meeting, the stockholders of the Company will vote on matters noted in the proxy. If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted “FOR” the election of the persons nominated as directors in the proxy statement and “FOR” the ratification of selection of independent auditors. So far as is now known, there is no business to be acted upon at the Annual Meeting other than as set forth above, and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other appropriate matters are duly brought before the Annual Meeting, the persons appointed as proxy agents will have discretion to vote or act thereon according to their own judgment.

Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy, regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on the matter) generally will be treated as present for the purposes of determining a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of the nominees to the Board of Directors. With respect to this matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which brokers would hold authority, a broker non-vote will have no effect on the vote.

The Board of Directors has fixed the close of business on March 30, 2006, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. On the record date, the Company had outstanding 2,466,600 shares of Company Stock, the holders of which are entitled to one vote per share. No shares of any other class of Company stock are issued or outstanding.

REVOCABILITY OF PROXY

A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

ITEM 1: ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of each director is three years and the terms are staggered to provide for the election of one class of directors each year. A total of three Directors will be elected at the Annual Meeting. The “Nominees” have been nominated by the Board of Directors for election to serve three-year terms: Fleming G. Brooks, Jack E. Brunson, and Walter Wilkerson. All of the Nominees are currently serving as Directors of the Company.

The persons named in the enclosed proxy intend to vote “FOR” the election of the Nominees unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees be unable to accept nomination or election (which the Board of Directors does not expect) or should any other vacancy have occurred in the Board, it is the intention of the persons named in the enclosed proxy to vote for the election of the person or persons whom the Board of Directors recommends.

The following tables set forth the names and certain information concerning the Nominees and each other Director who will continue to serve (the “Continuing Directors”) as a Director of the Company after the Annual Meeting:

NOMINEES

Name	Positions Held with the Company	Age at December 31, 2005	Director/Advisory Board Since*
Fleming G. Brooks	Director	60	2004
Jack E. Brunson	President NSFC/Director	49	1999
Walter Wilkerson	Director	58	1984

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE PURVI1#147;FORPURVI1#148; THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

CONTINUING DIRECTORS

Name	Age at December 31, 2005	Director Since*	End of Present Term
Winfield Baird	73	1964	2008
Carolyn Brunson	79	1978	2007
W. L. Brunson, Jr.	47	1999	2008
Fred Clark, Jr.	46	1996	2008
Mickey L. Murdock	63	1976	2008
Frank B. O’Neil	52	2004	2007
Donald Pittman	45	2002	2007
Paul Wesch	49	2002	2008
L. Brunson White	49	2002	2007

*In 1990 National Security Insurance Company was reorganized as a holding company system pursuant to a plan of exchange whereby The National Security Group, Inc., (the “Company”), became the holding company for National Security Insurance Company (the “Life Company”), and its prior subsidiaries: National Security Fire & Casualty Company (the “Fire Company”), NATSCO, Inc., and (“NATSCO”). Subsequently Omega One, Inc. (“Omega One”) was formed as a wholly owned subsidiary of the Fire Company. The Company also owns 50% of The Mobile Attic, Inc. References to tenure with the Company (in the above table and in the following biographical section) include the individual’s tenure with the Life Company prior to the reorganization.

Nominees

FLEMING G. BROOKS is President of Brooks Peanut Company, Inc. of Samson, Alabama and various affiliates of that Company. He either serves currently or has served in the past, various positions with associations of the agricultural community.

JACK E. BRUNSON, CPCU, has served as President of the Fire Company since 1997. He also serves on the Boards of Directors of the Fire Company and Omega One.

WALTER WILKERSON is a certified public accountant and partner in the firm of Brunson, Wilkerson, Bowden & Associates, P.C. in Enterprise, Alabama

Continuing Directors

WINFIELD BAIRD is a Chartered Financial Analyst, and currently a financial advisor with Baird Financial Management in Birmingham, Alabama. He previously served as President of Investment Counselors of Alabama, Inc. He was formerly a partner and manager at the Birmingham office of J. C. Bradford & Company.

CAROLYN BRUNSON presently serves as the Managing Partner of Brunson Properties (formerly the W. L. Brunson Estate), a family partnership engaged in investments.

W. L. BRUNSON, JR., is President and Chief Executive Officer of the Company effective January 1, 2000. He has been a Director of the Company since 1999. He also holds the position of President of the Life Company. He joined the Company in 1983. Mr. Brunson is also a Director of the Fire Company, NATSCO, the Life Company, Omega One and The Mobile Attic, Inc.

FRED CLARK, JR. is currently President of the Clark Company, LLC in Montgomery, Alabama, and serves as Executive Director of the Electric Cities of Alabama. He was formerly Executive Director of the Alabama Farmers Federation, President of Alabama Rural Electric Association of Cooperatives, Montgomery, Alabama, State Director for U. S. Senator Richard Shelby, Legislative Representative for National Rural Electric Cooperative Association, and Legislative Assistant to U. S. Senator Howell Heflin.

MICKEY L. MURDOCK currently serves as Chief Operating Officer, Senior Vice President and Director of the Company. From 1982 to 2002 he served as Chief Financial Officer and Treasurer of the Company. Prior to that time, he served as Vice President and Controller of the Company. He joined the Company in 1970. Mr. Murdock is also a Director of the Life Company, the Fire Company, Omega One, NATSCO, and The Mobile Attic, Inc.

FRANK B. O’NEIL is Senior Vice President, Corporate Communications and Investor Relations and Assistant Corporate Secretary of ProAssurance Corporation of Birmingham, Alabama. He is a member of National Investor Relations Institute and the American Society of Corporate Secretaries and is a member of the Board of Directors of the Alabama Insurance Planning Commission.

DONALD PITTMAN has been in the private practice of law since June of 1988 in Enterprise,           Alabama. He is a member of the Coffee County, State of Alabama and American Bar Associations.

PAUL WESCH currently serves on the Board of Directors and is General Counsel and Executive Vice President of The Mitchell Company, Inc., a southeastern real estate development firm in Mobile, Alabama. He is a member of the Mobile County, State of Alabama and American Bar Associations.

L. BRUNSON WHITE is Vice President and Chief Information Officer of Energen Corporation, a diversified energy company, based in Birmingham Alabama. Mr. White has worked for Energen Corporation for 25 years in the areas of planning, development and technology.

Discontinuing Directors

J. R. BRUNSON served as President and Chief Executive Officer of the Company from 1978 through 1999. He previously held the position of Senior Vice President. He joined the Company in 1953. J.R. Brunson passed away March 1, 2006.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The system of governance followed by the Company is codified in the Policy on Corporate Governance, Senior Financial Officers’ Code of Ethics and the charters of the Nominating and Audit Committees of the Board of Directors. The guidelines provided in these documents are intended to give surety that the Board will have the necessary power and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management.

The corporate governance documents, including committee charters, are reviewed periodically and updated when necessary to reflect changes in practice and regulatory requirements. The Board has four committees: an Audit Committee, a Compensation Committee, a Dividend Committee, and a Nominating Committee. The corporate governance policy and code ethics are both posted on the Company’s website at www.nationalsecuritygroup.com/investor.

The Board of Directors holds regularly scheduled quarterly meetings. The table below provides current membership and meeting information for each of the Board committees for the calendar year.

Name	Audit	Compensation	Dividend	Nominating
Winfield Baird	X
Fleming G. Brooks			X	X
Carolyn E. Brunson			X*
J. E. Brunson
J. R. Brunson			X
W. L. Brunson, Jr.
Fred Clark, Jr.		X		X*
Mickey L. Murdock
Frank B. O’Neil		X
Donald Pittman	X*
Paul C. Wesch		X*		X
L. Brunson White	X
Walter P. Wilkerson	X
Total meetings in calendar year 2004	7	2	4	1

* Committee Chairperson

During the last full calendar year the Board of Directors of the Company held five regularly scheduled and special meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during calendar year 2005.

The following provides a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants at its discretion when it is believed the services of said persons are necessary to carry out the committee’s responsibilities. The Board of Directors has determined that each member of each committee meets the standards of independence under the Nasdaq listing standards.

Compensation Committee

The primary responsibilities of the Compensation Committee include: responsibility for recommending officers, setting the salaries of officers, director’s fees and officer bonuses to the Board of Directors for full consideration.

Audit Committee

The Audit Committee assists the Board in its supervisory function, specifically in the oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. Responsibilities include overseeing the Company’s internal accounting function as well as compliance with applicable legal, ethical, and regulatory requirements. The Committee is also charged with the appointment, compensation, retention, and oversight of the Company’s independent auditor. The Committee has confidence in the expertise and knowledge of management and the independent auditor. The Committee relies on management and the independent auditor in carrying out the duties with which it is charged. The Committee’s duties are described in detail in the Audit Committee Charter. The Board has designated Walter P. Wilkerson as the audit committee financial expert as defined by the Securities and Exchange Commission rules.

Dividend Committee

The key responsibility of the Dividend Committee is to determine the amount of dividends paid to shareholders.

Nominating Committee

The key responsibilities of the Nominating Committee are to determine the slate of director nominees for election to the Company’s Board of Directors and identify and propose candidates to fill vacancies occurring between annual shareholder meetings. No procedure has been established by the committee for considering nominations by the stockholders.

DIRECTORSPURVI1#146; REMUNERATION

Remuneration of directors is usually adjusted annually. Non-employee directors are currently paid an annual fee of $8,300 ($10,400 for the Chairman), plus $850 per meeting attended and mileage reimbursement of $.345 per mile. In addition, effective July 1, 2005 the following committee fees will be paid for each Board Committee on which he/she serves: (1) telephonic meetings - $250, (2) meetings held before/after a regular Board meeting - $250, (3) meetings other than (1) and (2) above, requiring travel and physical presence - $500 plus travel. The employee directors and the Investment Committee are excluded from compensation.

Effective January 1, 2006, a new deferred compensation plan was adopted. This plan allows the director to defer from 1% to 100% of the otherwise cash compensation into an elective account for investment into selected mutual funds. All accounts under the plan are funded with the director’s quarterly compensation and do not represent claims against specific assets of the company.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth information as of December 31, 2005, as to the number of shares of Company Common Stock beneficially owned by (a) each of the Company’s directors, (b) the nominees for director and (c) the directors and executive officers of the Company as a group.

SHARES OF COMMON STOCK BENEFICIALLY OWNED

Names	Number of Shares Owned	[1]	Percent of Common Stock
Winfield Baird	118,409		4.80%
Carolyn E. Brunson	389,175	[2]	15.78%
J. E. Brunson	21,391		0.87%
J. R. Brunson	201,299		8.16%
W. L. Brunson, Jr.	84,918	[3]	3.44%
Fred Clark, Jr.	121,077	[4]	4.91%
Mickey L. Murdock	23,285		0.94%
Donald Pittman	31,248		1.27%
James B. Saxon*	23,112		0.94%
Paul C. Wesch	7,458		0.30%
L. Brunson White	14,676		0.59%
Walter P. Wilkerson	6,834		0.28%
Fleming G. Brooks	15,950		0.65%
Frank J. O’Neil	1,000		0.04%

Directors and Officers (as a group, 17 persons including persons named above)	1,087,840	[5]	44.10%
Other closely held stock (as a group, numbering 37 including immediate family members of some directors, and affiliated entities)	241,212		9.78%
*Mr. Saxon retired from the Board in April 2004, and continues to serve in the capacity of director emeritus (non-voting member of the board)

[1]For purposes of this table, an individual is considered to “beneficially own” any shares of the Company if he or she directly or indirectly has or shares (i) voting power, which includes power to vote or direct voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. All amounts include stock held in a spouse’s name.

[2]Includes stock held in Brunson Properties, a partnership (W.L. Brunson Estate), Carolyn E. Brunson and William L. Brunson, Jr., Managing Partners.
[3]Includes 73,490 shares held by the Jerry B. Brunson Marital Trust and the Jerry B. Brunson Family Trust. Sara B. Brunson and William L. Brunson, Jr. co-trustees.
[4] Includes 119,877 shares held in Trust by Clark’s Investment Group, Ltd.
[5] Includes 37,834 units held in 401-K plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The family relationships, not more remote than first cousin, which exist among the directors and nominees as of December 31, 2005 are as follows:

Mrs. Carolyn Brunson is the widow of the deceased brother of J.R. Brunson, and mother of William L. Brunson, Jr. Mr. J.R. Brunson and Mr. James B. Saxon (Director Emeritus) are first cousins. William L. Brunson, Jr., Donald Pittman and J. E. Brunson are first cousins. Mr. J. R. Brunson is the father of Jack E. Brunson. Mr. J. R. Brunson is the uncle of Donald Pittman. Mr. James Saxon (Director Emeritus) is the uncle of L. Brunson White. See also the discussion under the heading “Compensation Committee Interlocks and Insider Participation.”

ITEM 2: RATIFICATION OF COMPANY INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Barfield, Murphy, Shank & Smith, PC as the Company’s independent auditors for the calendar year ending December 31, 2006 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. They have audited the Company’s financial statements since 2000. Representatives of the firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Barfield, Murphy, Shank & Smith , PC, as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Barfield, Murphy, Shank & Smith, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

DISCLOSURE OF AUDIT FEES

Aggregate fees for professional services rendered for the Company by Barfield, Murphy, Shank & Smith, PC billed for the years ended December 31, 2005 and 2004, were as follows:

Year Ended December 31	2005	%	2004	%
Audit Fees(1)	$111,639	87%	$92,583	82%
Audit-Related Fees(2)	$5,459	4%	$8,919	8%
Tax Fees(3)	10,563	8%	11,136	10%
All Other Fees	—	0%	—	0%
Total	$127,661	100%	$112,638	100%

(1)

Audit Fees were for professional services rendered in connection with the review and audit of the Company’s annual financial statements for the year ended December 31, 2005 and the review of the Company’s interim financial statements included in quarterly reports on Form 10-Q during the year ended December 31, 2005.

(2)	Audit-Related Fees were for professional services rendered in connection with employee benefit plan audits.
(3)	Tax Fees were for tax related services and totaled approximately $10,563. The audit committee does not consider the tax related fees of $10,563 to impair the auditor’s independence.

AUDIT COMMITTEE PRE-APPROVAL POLICES AND PROCEDURES

The Audit Committee of the Board of Directors believes its policies and procedures should remain flexible in order to: best react to changing conditions; to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements; and to ensure that the corporate accounting and reporting practices of the corporation are of the highest quality. In carrying out its responsibilities, the audit committee pre-approves audit fees as well as reviews and approves the scope of the proposed audit, audit procedures, and other services to be performed.

EXECUTIVE COMPENSATION

The following table sets forth the remuneration paid by the Company and its subsidiaries during the calendar year ended December 31, 2005 to each of its executive officers whose annual compensation exceeds $100,000.

Summary Compensation Table

Name and Principle Position	Year	Base Salary	Bonus	Other Annual Compensation	Restricted Stock Award	Options SARs	LTIP Payouts	All Other Compensation*

William L Brunson, Jr.	2005	160,607	19,990	-	-	-	-	12,936
President and CEO	2004	149,412	42,951	-	-	-	-	19,617
The National Security Group, Inc.	2003	134,092	77,347	-	-	-	-	20,890

Mickey L Murdock	2005	145,726	18,187	-	-	-	-	11,461
COO & SR VP	2004	134,991	38,791	-	-	-	-	18,293
The National Security Group, Inc.	2003	124,542	71,827	-	-	-	-	21,477

Jack E Brunson	2005	117,771	14,687	-	-	-	-	10,076
President, National	2004	108,340	31,134	-	-	-	-	16,240
Security Fire and Casualty	2003	99,166	57,198	-	-	-	-	17,197

Brian R. McLeod	2005	111,436	13,913	-	-	-	-	7,002
Chief Financial Officer	2004	96,072	27,611	-	-	-	-	7,455
The National Security Group, Inc.	2003	86,230	49,718	-	-	-	-	7,410

James D. Martin, Jr.	2005	87,000	10,851	-	-	-	-	5,565
Vice President	2004	81,859	23,526	-	-	-	-	4,912
National Security Insurance Co.	2003	76,174	43,909	-	-	-	-	5,865

*”All Other Compensation” includes the following for W. L. Brunson, Jr. for the years 2005, 2004, and 2003: contributions to the 401 (K) Retirement Plan of $10,375, $11,453, and $10,155. Directors’ Fees of $0, $5,250, and $8,260, and other employee benefits of $2,561, $2,914, and $2,475; M. L. Murdock totals for the years 2005, 2004, and 2003 include: 401(K) Retirement Plan contributions of $9,394, $10,441and $9,754, Deferred Directors’ Fees of $0, $5,250, and $9,260, and other employee benefits of $2,067, $2,602, and $2,463; J. E. Brunson totals for the years 2005, 2004and 2003include: 401(K) Retirement Plan contributions of $7,620, $8,377, and $7,723, Directors’ Fees of $0, $8,010, and $7,375 , and other employee benefits of $2,456, $2,613, and $1,464; Brian R. McLeod totals for the years 2005, 2004 and 2003 include: 401(K) Retirement Plan contributions of $7,002, $7,290, and $7,410, and other employee benefits of $0, $165, and $0; James D. Martin, Jr. totals for the years 2005, 2004 and 2003 include: 401 (K) Retirement Plan contributions of $5,565, $4,912, and $5,865.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has oversight of the compensation paid to officers of the Company and its subsidiaries, whether by salary or under the Company’s bonus plan. This Committee also is responsible for recommending officers to the Board of Directors and recommending directors’ fees. Compensation Committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2005, the Committee held two meetings. The current members of the Committee are Fred Clark, Jr., Frank B. O’Neil and Paul C. Wesch, all of whom are independent directors of the Company. The Committee has provided the following report.

It is the policy of the Compensation Committee to establish base salaries and award bonuses to executive officers of the corporation. This policy is designed to attract, motivate, and retain talented executives responsible for the success of the Company. The compensation program is developed and implemented within a competitive framework and takes into account the achievement of overall financial results as well as individual contributions.

The Committee establishes the base salary for the Chief Executive Officer and approves the base salaries for other members of executive management. In setting compensation levels, the Committee and management reviewed independent insurance industry surveys in which the Company participates; other published regional surveys, and informal surveys of surrounding business and industry. The Committee believes that base salaries should be competitive as determined by geographic region and as measured against salaries within insurance companies of similar size or lines of business. It is an objective of the policy that base salaries should be slightly below market, with compensation supplemented by cash bonuses when financial results warrant.

For 2005, the Committee continued its bonus plan as incentive compensation for its executive officers. This plan is based on the company’s absolute return on equity and its return on equity relative to a Peer Group of similar companies. Each of these components is one-half of the potential bonus for each executive. The annual bonus for the Chief Executive Officer of the Company is limited to 70% of annual salary. The annual bonus for other members of executive management is limited to 60% of annual salary.

Bonuses awarded in a given year are based on the previous year’s results. In 2006, there was no bonus paid based on the company’s absolute return on equity. In 2006, a total of $72,148 was awarded based on the Company’s return on equity relative to its Peer Group.

During 2005 the Company adopted a Deferred Compensation Plan under which directors and certain executive officers of the Company may elect to defer the receipt of compensation and thereby defer the current income taxation of such compensation until actually received, generally at retirement. The Plan is effective for compensation otherwise to have been received on or after January 1, 2006. Under the Plan, certain executive officers selected by the Committee may defer up to 25% each of base salary and up to 100% each of bonus compensation. Directors may each defer up to 50% of all compensation.

The Committee is aware of the provisions of the Internal Revenue Code which restrict deductibility of executive compensation and hereby confirms that such compensation has and will continue to be tax deductible as no executive officer will earn in excess of the dollar limitations imposed by such provisions.

Contributions to executive officers under the Company’s 401(K) Retirement Plan are made on the same basis as are contributions to all other participants in the Plan.

The Committee continues to review the Company’s Compensation Policy in an effort to ensure that it continues to accomplish the intended objectives. While the Company does not currently integrate long-term incentives in its structure, certain forms of long-term incentives are being considered and may be implemented in the future to continue to provide appropriate incentives for management to maximize the Company’s long term financial results to maximize stockholder value. The Committee believes that the Company’s salary and incentive compensation programs are competitive and appropriate for National Security. – Fred Clark, Jr., Frank B. O’Neil and  Paul C. Wesch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors is currently comprised of Fred Clark, Jr., Paul Wesch and Frank B. O’Neil, all of whom are independent directors. The Committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2005, Mr. Fred Clark, Jr.’s Director compensation was $11,036, Mr. Wesch’s Director compensation was $10,221, and Mr. O’Neil’s Director compensation was $10,100.

EMPLOYEE BENEFITS

401 (K) Plan

The Company matches employee contributions $1 for $1 up to 5% of total compensation of an individual employee. All full - time employees who have completed 1,000 hours of service on either January 1, April 1, July 1 or October 1 are eligible to participate. The Company contributions are made at the end of each payroll period and allocated among the participants’ plan accounts based on compensation received during the year for which contribution is made. All Company matching contributions are 100% vested when contributed to the plan account. Benefits are generally payable only upon termination, retirement, disability or death.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2005 Annual Report on SEC Form 10-K with the Company’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards ?. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors’ independence for the company and its management including the matters in the written disclosures required by Independence Standards Board Standard ?. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Donald S. Pittman, Chair
Brunson White
Winfield Baird
Walt Wilkerson

COMPANY PERFORMANCE

The following graph shows a five-year comparison of cumulative returns for the Company, the NASDAQ STOCK MARKET INDEX (U.S.), Standard & Poor’s 500 Index and the NASDAQ Insurance Stocks Index. The cumulative total return is based on change in the yearend stock price plus reinvested dividends for each of the periods shown.

		2000	2001	2002	2003	2004	2005

National Security Common Stock		$100	$98	$97	$146	$167	$134
NASDAQ Stock Market Index		$100	$79	$55	$82	$89	$91
NASDAQ Insurance Stocks		$100	$107	$108	$133	$162	$182
S&P 500 Stock Index	$	$ 100	$88	$69	$88	$98	$103

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth those persons who beneficially owned, as of December 31, 2005, five percent or more of the Company Common Stock. Unless otherwise noted, each beneficial owner has sole voting and investment powers.

Name and Address	Amount and Nature of Beneficial Ownership of Company Stock	Percentage of Class

Brunson Properties, a partnership (W.L. Brunson Estate), Elba, Alabama 36323	366,445	14.86%

The Trust Company of Sterne, Agee, and Leach, Inc. National Security Retirement Savings Plan, Birmingham, Alabama[1]	123,506	5.01%

J.R. Brunson, 1192 Pine Circle, Elba, Alabama 36323	201,299	8.16%

[1]Shares held by the Trust Company of Sterne, Agee, and Leach are voted by individual 401-K plan participants with the proxy voting beginning at the 2005 Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Federal Securities laws require the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock. There were no late reports during the year ended December 31, 2005.

STOCKHOLDERSPURVI1#146; PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the Annual Stockholders’ Meeting to be held in 2007, the proposal must be received by the Company at its headquarters, 661 E. Davis Street, Elba, Alabama 36323, on or before January 12, 2007. The Board of Directors will review any stockholder proposals that are filed to determine whether such proposals meet applicable criteria for inclusion in the 2007 Proxy Statement for consideration at the 2007 Annual Meeting.

TRANSFER AGENT AND REGISTRAR

The Company is the Transfer Agent and Registrar for the Company Common Stock.

ANNUAL REPORTS AND FINANCIAL STATEMENT

A copy of the Company’s Annual Report to Stockholders for the calendar year ended December 31, 2005 accompanies this Proxy Statement. Additional copies of the Company’s Annual Report to Stockholders, and/or a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission may be obtained by written request to the Chief Financial Officer of the Company at the address indicated above.

OTHER MATTERS

The Board of Directors of the Company does not know any other matters to be brought before the meeting. If any other matters, not now known, properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their judgment in such matters.

Date: April 4, 2006

/s/ W L. Brunson, Jr.
THE NATIONAL SECURITY GROUP, INC.
W L. Brunson, Jr.
President